Exhibit (a)(4)

                         BANCROFT CONVERTIBLE FUND, INC.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * * *


         BANCROFT CONVERTIBLE FUND, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of BANCROFT CONVERTIBLE FUND, INC., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  "RESOLVED, that the Certificate of Incorporation, as amended, be further amended by adding a second paragraph to the tenth Article, reading as follows:

                  The vote of two-thirds of the outstanding shares of Common Stock of the Corporation shall be necessary to authorize any of the following actions: (i) a merger of consolidation of the Corporation with an open-end investment company, (ii) the dissolution of the Corporation, (iii) the sale of all of substantially all of the assets of the Corporation, (iv) any amendment to the certificate of incorporation of the Corporation which makes a Common Stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or reduces the two-thirds vote required to authorize the actions listed in this paragraph."

         SECOND: that thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice to accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said BANCROFT CONVERTIBLE FUND, INC. has caused this certificate to be signed by Bancroft G. Davis, its Chairman of the Board and attested by Lemuel Bannister, Jr., its Secretary, this 25th day of June, 1980.


                                       BANCROFT CONVERTIBLE FUND, INC.


                                       By: /s/ Bancroft G. Davis
                                           -------------------------------------
                                               Bancroft G. Davis
                                               Chairman of the Board

Attest:

By: /s/  Lemuel Bannister, Jr.
    -----------------------------------
         Lemuel Bannister, Jr.
         Secretary

                                        2